UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19,2015

Enhance Skin Products Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52755	84-1724410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno NV	80246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 306--2493

____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 19, 2015 the Company amended the consultancy and employment agreements of each member of its management team; Mr. Donald Nicholson, Mr. Samuel Asculai and Mr. Drasko Puseljic effective August 1, 2015.  Each of these agreements was amended to bring forward the start of remuneration payments with such payment being contingent on receipt of Transaction Monies (as such term is defined in the agreements), in exchange for a reduction in minimum payment obligations and minimum termination payments payable in certain circumstances. In the opinion of the Board the revised remunerations structure incentivizes management, aligns better with the Company’s future strategy and service requirements, and reduces the potential cost on a change of control which may have had a negative effect on future potential corporate transactions. In addition the Company entered into a Director’s Services Agreement with Frode Botnevik, its independent Director.

On November 19, 2015, the Company and Mr. Nicholson and Mercuriali Ltd., a company controlled by Mr. Nicholson the Company’s President & CEO, entered into an agreement effective August 1, 2015, to amend the Mercuriali Consulting Agreement (the “Mercuriali Amendment Agreement”).  The Mercuriali Amendment Agreement amends the conditions under which Mercuriali will begin to receive remuneration under the Mercuriali Consulting Agreement.  A copy of the Mercuriali Amendment is attached hereto as Exhibit 10.1.

On November 19, 2015, the Company and Mr. Asculai and Biostrategies Consulting Group, a company controlled by Mr. Asculai, the Company’s Chairman and Chief Scientific Officer, entered into an agreement effective August 1, 2015 to amend the Asculai Consulting Agreement (the “Asculai Amendment Agreement”).  The Asculai Amendment Agreement amends the conditions under which Biostrategies will begin to receive remuneration under the Asculai Consulting Agreement.  A copy of the Asculai Amendment is attached hereto as Exhibit 10.2.

On November 19, 2015, the Company and Mr. Puseljic entered into an agreement effective August 1, 2015 to amend the Puseljic Employment Agreement (the “Puseljic Amendment Agreement”).  The Puseljic Amendment Agreement amends the conditions under which Mr. Puseljic will begin to receive salary under the Puseljic Employment Agreement.  A copy of the Puseljic Amendment is attached hereto as Exhibit 10.3.

On November 25, 2015, the Company and Mr. Frode Botnevik, entered into a Directors Services Agreement effective August 1, 2015 relating to Mr. Botnevik’s services as a Director of the Company (the “Botnevik Services Agreement”).  The Botnevik Services Agreement states the conditions under which Mr. Botnevik will begin to receive remuneration.  A copy of the Botnevik Services Agreement is attached hereto as Exhibit 10.4

Under the above agreements the Corporation may be liable to pay the total aggregate sum of $80,000 for the period August 1, 2015 to October 31, 2015 to be satisfied seventy percent (70%) in common shares of Corporation at the lower of $0.00406 or the Conversion Price (as defined by The Vis Vires Promissory Note) at which The Vis Vires Promissory Note converts and thirty percent (30%) in cash, all such payments conditional on the receipt of Transaction Monies of $1,000,000 on or prior to November 20, 2016. Post November 1, 2015 service fee obligations under the Mercuriali Amendment Agreement, Asculai Amendment Agreement and Puseljic Amendment Agreement each comprise a monthly retainer of seven thousand United States dollars (US$7,000) for up to fourteen (14) hours of Services per week, plus one hundred United States dollars ($100) per hour of Services provided in excess of fourteen (14) hours per week based on the level of services provided and invoiced as further set out in the agreements.  Post November 1, 2015 service fee obligations under the Botnevik Services Agreements comprises a quarterly retainer of two thousand five hundred United States dollars (US$2,500) for up to twenty five (25) hours of Services per quarter, plus one hundred United States dollars ($100) per hour of Services provided in excess of twenty five (25) hours per quarter based on the level of services provided and invoiced as further set out in the agreement.

The price of $0.00406 was set at 58% of the average of the lowest three closing trading prices for the common stock during the ten trading days prior to November 19, 2015, on the calculation basis described in the Vis Vires Promissory Note. The Vis Vires Promissory Note was included in the Company’s Form 8-K filed on June 25, 2015.

The foregoing description of the Mercuriali Amendment Agreement, Asculai Amendment Agreement, Puseljic Amendment Agreement and Botnevik Services Agreement do not purport to be complete and are qualified in their entirety by reference to the text of the agreements, which is attached hereto as Exhibits 10.01, 10.2, 10.3 and 10.4.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1	Mercuriali Amendment Agreement ( Amendment 2)
10.2	Asculai Amendment Agreement ( Amendment 2)
10.3	Puseljic Amendment Agreement ( Amendment 2)
10.4	Botnevik Services Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enhance Skin Products Inc.

By:	/s/ Donald Nicholson
Donald Nicholson
President/CEO, Principal Executive Officer

Dated: November 25, 2015